Corporate Communications Department
NEWS Release

Textron Reports Third Quarter 2025 Results

•EPS of $1.31; adjusted EPS of $1.55, up from $1.40 in the prior year
•Revenues of $3.6 billion, up 5%, or $175 million, compared to the prior year
•Backlog increased $2.2 billion driven by Bell and Textron Systems

Providence, Rhode Island – October 23, 2025 – Textron Inc. (NYSE: TXT) today reported third quarter 2025 income from continuing operations of $1.31 per share, compared to $1.18 in the third quarter of 2024. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.55 per share for the third quarter of 2025, compared to $1.40 per share in the third quarter of 2024.

"Overall, third quarter revenue was up 5% for Textron with higher revenues at Aviation, Bell, and Textron Systems," said Textron Chairman and CEO Scott C. Donnelly. "Higher Aviation deliveries, acceleration of MV-75 at Bell, and solid performance at Systems all contributed to a strong quarter."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the third quarter was $348 million, compared to $208 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $281 million for the third quarter, compared to $147 million last year.
In the quarter, Textron returned $206 million to shareholders through share repurchases. Year to date, Textron has returned $635 million to shareholders through share repurchases.

Outlook

Textron reiterated its expectation for full-year 2025 GAAP earnings per share from continuing operations to be in the range of $5.19 to $5.39, or $6.00 to $6.20 on an adjusted basis, which is reconciled to GAAP in an attachment to this release. Manufacturing cash flow before pension contributions, a non-GAAP measure, is reiterated to be in the range of $900 million to $1.0 billion.

Third Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.5 billion, up 10%, or $138 million from last year's third quarter, reflecting higher aircraft revenues of $116 million and higher aftermarket parts and services revenues of $22 million. The increase in aircraft revenues was largely due to higher volume and mix, which included higher Citation jet and commercial turboprop volume, partially offset by lower defense volume.

Textron Aviation delivered 42 jets in the quarter, up from 41 in the third quarter of 2024, and 39 commercial turboprops, up from 25 in last year's third quarter.

Segment profit was $179 million in the third quarter, up $51 million from a year ago, largely due to higher volume and mix.

Textron Aviation backlog at the end of the third quarter was $7.7 billion.

Bell

Bell revenues were $1.0 billion, up 10%, or $97 million from the third quarter of 2024. The revenue increase in the quarter was driven by higher military revenues of $128 million, primarily due to higher volume from the U.S. Army's MV-75 program, partially offset by lower commercial revenues of $31 million, primarily due to volume.

Bell delivered 30 commercial helicopters in the quarter, down from 44 in last year's third quarter.

Segment profit of $92 million was down $6 million from last year's third quarter.

Bell backlog ended the third quarter at $8.2 billion, an increase of $1.3 billion from the prior quarter primarily reflecting the award for the prototype testing and evaluation phase of the MV-75 program.

Textron Systems

Textron Systems revenues were $307 million, up $6 million from last year's third quarter, which included higher volume on the Ship-to-Shore Connector program.

Segment profit of $52 million was up $13 million, compared with the third quarter of 2024, largely due to a gain resulting from the early termination of a vendor contract.

Textron Systems backlog ended the third quarter at $3.2 billion, an increase of $980 million reflecting new contract awards for several programs.

Industrial

Industrial revenues were $761 million, down $79 million from last year's third quarter, reflecting $88 million in lower revenues related to the divestiture of the Powersports business.

Segment profit of $31 million was down $1 million from the third quarter of 2024.

Textron eAviation

Textron eAviation segment revenues were $5 million in the third quarter of 2025, as compared to $6 million in last year's third quarter, and segment loss was $15 million, as compared with a segment loss of $18 million in the third quarter of 2024.

Finance

Finance segment revenues were $26 million, and profit was $18 million in the third quarter of 2025, as compared to segment revenues of $12 million and profit of $5 million in the third quarter of 2024. The increase in revenues and segment profit was largely due to gains on the disposition of non-captive assets.

Conference Call Information

Textron will host its conference call today, October 23, 2025 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (888) 596-4144 in the U.S. or (646) 968-2525 outside of the U.S.; Access Code: 6969175.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, October 23, 2025 by dialing (800) 770-2030; Access Code: 6969175.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities, pay its obligations, and/or conduct government functions necessary for the certification of aircraft and aircraft parts and other activities of our businesses; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Scott Hegstrom – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
REVENUES
MANUFACTURING:
Textron Aviation	$1,477	$1,339	$4,206	$4,002
Bell	1,026	929	3,025	2,450
Textron Systems	307	301	924	930
Industrial	761	840	2,392	2,646
Textron eAviation	5	6	20	22
	3,576	3,415	10,567	10,050
FINANCE	26	12	57	39
Total revenues	$3,602	$3,427	$10,624	$10,089

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$179	$128	$486	$466
Bell	92	98	262	260
Textron Systems	52	39	132	112
Industrial	31	32	115	103
Textron eAviation	(15)	(18)	(48)	(54)
	339	279	947	887
FINANCE	18	5	36	30
Segment profit (a)	357	284	983	917

Corporate expenses and other, net	(26)	(20)	(105)	(99)
Interest expense, net for Manufacturing group	(26)	(22)	(77)	(57)
LIFO inventory provision	(48)	(49)	(115)	(96)
Intangible asset amortization	(8)	(9)	(24)	(26)
Special charges (b)	—	2	(4)	(25)
Non-service components of pension and postretirement income, net	67	66	200	198
Income from continuing operations before income taxes	316	252	858	812
Income tax expense	(81)	(29)	(171)	(128)
Income from continuing operations	$235	$223	$687	$684
Discontinued operations, net of income taxes	(1)	—	(1)	(1)
Net income	$234	$223	$686	$683

Earnings per share:
Income from continuing operations	$1.31	$1.18	$3.79	$3.56

Diluted average shares outstanding	179,150,000	188,944,000	181,303,000	191,886,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Income from continuing operations - GAAP	$235	$223	$687	$684
Add: LIFO inventory provision, net of tax	36	37	87	72
Intangible asset amortization, net of tax	6	6	18	19
Special charges, net of tax	—	(1)	1	19
Adjusted income from continuing operations - Non-GAAP (a)	$277	$265	$793	$794

Diluted earnings per share:
Income from continuing operations - GAAP	$1.31	$1.18	$3.79	$3.56
Add: LIFO inventory provision, net of tax	0.20	0.20	0.48	0.38
Intangible asset amortization, net of tax	0.04	0.03	0.10	0.10
Special charges, net of tax	—	(0.01)	—	0.10
Adjusted income from continuing operations - Non-GAAP (a)	$1.55	$1.40	$4.37	$4.14

(a)Segment profit, adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.
(b)In the second quarter of 2025, we initiated restructuring actions to reduce operating expenses in the Textron Systems segment in connection with the termination of certain U.S government development programs. We incurred $8 million in special charges, which included $5 million of severance costs and $3 million of contract termination costs. These charges were partially offset by a pre-tax gain of $4 million recognized in the second quarter of 2025 related to the sale of the Powersports business. Special charges for the three and nine months ended September 28, 2024 included a reversal of $2 million and charges of $25 million, respectively, primarily related to headcount reductions in the Industrial, Textron Systems and Bell segments in connection with the restructuring plan announced at the end of 2023. In the third quarter of 2024, severance costs were more than offset by the reversal of severance and related benefit costs of $6 million due to a change in estimate as a result of retaining and re-assigning certain employees at Bell and due to customer contract termination cost reimbursements at Textron Systems.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 27, 2025	December 28, 2024
Assets
Cash and equivalents	$1,446	$1,386
Accounts receivable, net	1,057	949
Inventories	4,464	4,071
Other current assets	775	687
Net property, plant and equipment	2,475	2,529
Goodwill	2,321	2,288
Other assets	4,155	4,248
Finance group assets	688	680
Total Assets	$17,381	$16,838

Liabilities and Shareholders' Equity
Current portion of long-term debt	$356	$357
Accounts payable	1,199	943
Other current liabilities	3,024	3,094
Other liabilities	1,884	1,945
Long-term debt	3,038	2,890
Finance group liabilities	387	405
Total Liabilities	9,888	9,634

Total Shareholders' Equity	7,493	7,204
Total Liabilities and Shareholders' Equity	$17,381	$16,838

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash Flows from Operating Activities:
Income from continuing operations	$220	$219	$655	$660
Depreciation and amortization	97	101	289	279
Deferred income taxes and income taxes receivable/payable	67	10	93	(12)
Pension, net	(57)	(57)	(174)	(169)
Gain on business disposition	—	—	(4)	—
Changes in assets and liabilities:
Accounts receivable, net	(180)	(31)	(126)	(21)
Inventories	(153)	(4)	(437)	(471)
Accounts payable	99	(30)	262	77
Other, net	255	—	71	218
Net cash from operating activities	348	208	629	561
Cash Flows from Investing Activities:
Capital expenditures	(76)	(71)	(210)	(211)
Net proceeds from corporate-owned life insurance policies	20	1	77	27
Net proceeds from business disposition	—	—	16	—
Proceeds from sale of property, plant and equipment	—	—	9	3
Net cash used in business acquisitions	—	—	(1)	(13)
Other investing activities, net	—	—	15	—
Net cash from investing activities	(56)	(70)	(94)	(194)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	495	—
Principal payments on long-term debt and nonrecourse debt	(2)	(1)	(355)	(360)
Purchases of Textron common stock	(206)	(215)	(635)	(890)
Dividends paid	(4)	—	(11)	(8)
Other financing activities, net	16	11	11	59
Net cash from financing activities	(196)	(205)	(495)	(1,199)
Total cash flows from continuing operations	96	(67)	40	(832)
Total cash flows from discontinued operations	—	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(2)	11	21	1
Net change in cash and equivalents	94	(56)	60	(832)
Cash and equivalents at beginning of period	1,352	1,345	1,386	2,121
Cash and equivalents at end of period	$1,446	$1,289	$1,446	$1,289

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net cash from operating activities - GAAP	$348	$208	$629	$561
Less: Capital expenditures	(76)	(71)	(210)	(211)
Add: Total pension contributions	9	10	31	33
Proceeds from sale of property, plant and equipment	—	—	9	3
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$281	$147	$459	$386
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash Flows from Operating Activities:
Income from continuing operations	$235	$223	$687	$684
Depreciation and amortization	97	101	289	279
Deferred income taxes and income taxes receivable/payable	61	11	85	(13)
Pension, net	(57)	(57)	(174)	(169)
Gain on business disposition	—	—	(4)	—
Changes in assets and liabilities:
Accounts receivable, net	(180)	(31)	(126)	(21)
Inventories	(153)	(4)	(437)	(471)
Accounts payable	99	(30)	262	77
Captive finance receivables, net	(4)	(3)	(30)	4
Other, net	251	(2)	61	199
Net cash from operating activities	349	208	613	569
Cash Flows from Investing Activities:
Capital expenditures	(76)	(71)	(210)	(211)
Net proceeds from corporate-owned life insurance policies	20	1	77	27
Net proceeds from business disposition	—	—	16	—
Proceeds from sale of property, plant and equipment	—	—	9	3
Net cash used in business acquisitions	—	—	(1)	(13)
Finance receivables repaid	5	(8)	22	23
Finance receivables originated	(19)	—	(40)	(18)
Proceeds from the disposition of non-captive assets	7	—	66	—
Other investing activities, net	1	—	16	—
Net cash from investing activities	(62)	(78)	(45)	(189)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	495	—
Principal payments on long-term debt and nonrecourse debt	(3)	(1)	(367)	(375)
Purchases of Textron common stock	(206)	(215)	(635)	(890)
Dividends paid	(4)	—	(11)	(8)
Other financing activities, net	16	11	11	59
Net cash from financing activities	(197)	(205)	(507)	(1,214)
Total cash flows from continuing operations	90	(75)	61	(834)
Total cash flows from discontinued operations	—	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(2)	11	21	1
Net change in cash and equivalents	88	(64)	81	(834)
Cash and equivalents at beginning of period	1,434	1,411	1,441	2,181
Cash and equivalents at end of period	$1,522	$1,347	$1,522	$1,347

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Income from continuing operations, Adjusted Diluted Earnings Per Share and Outlook
Adjusted income from continuing operations and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Income from continuing operations - GAAP	$235	$223	$687	$684
Add: LIFO inventory provision, net of tax	36	37	87	72
Intangible asset amortization, net of tax	6	6	18	19
Special charges, net of tax	—	(1)	1	19
Adjusted income from continuing operations - Non-GAAP	$277	$265	$793	$794

Diluted earnings per share:
Income from continuing operations - GAAP	$1.31	$1.18	$3.79	$3.56
Add: LIFO inventory provision, net of tax	0.20	0.20	0.48	0.38
Intangible asset amortization, net of tax	0.04	0.03	0.10	0.10
Special charges, net of tax	—	(0.01)	—	0.10
Adjusted income from continuing operations - Non-GAAP	$1.55	$1.40	$4.37	$4.14

	2025 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$955		$990	$5.19		$5.39
Add: LIFO inventory provision, net of tax		124			0.67
Intangible asset amortization, net of tax		25			0.13
Special charges, net of tax		1			0.01
Adjusted income from continuing operations - Non-GAAP	$1,105	—	$1,140	$6.00	—	$6.20

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net cash from operating activities - GAAP	$348	$208	$629	$561
Less: Capital expenditures	(76)	(71)	(210)	(211)
Add: Total pension contributions	9	10	31	33
Proceeds from sale of property, plant and equipment	—	—	9	3
Manufacturing cash flow before pension contributions - Non-GAAP	$281	$147	$459	$386

	2025 Outlook
Net cash from operating activities - GAAP	$1,266	—	$1,366
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		9
Manufacturing cash flow before pension contributions - Non-GAAP	$900	—	$1,000